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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): NOVEMBER 3, 2000



                               PALWEB CORPORATION

             (Exact name of registrant as specified in its charter)







          DELAWARE                 000-26331                    75-1984048
(State or other jurisdiction  (Commission File No.)         (I.R.S. Employer
      of incorporation)                                   Identification No.)


           1607 WEST COMMERCE STREET, DALLAS, TEXAS           75208
           (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (214) 698-8330

   Former name or former address, if changed since last report: NOT APPLICABLE


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ITEM 5.   OTHER EVENTS

PACECO FINANCIAL SERVICES, INC.

        On November 3, 2000, Paceco Financial Services, Inc. ("PFS"), an indirect wholly owned subsidiary of PalWeb Corporation ("PalWeb"), sent a Supplemental Notice to Investment Certificate Holders of Paceco Financial Services, Inc. dated November 3, 2000, attached hereto as Exhibit 99.1 (the "Supplemental Notice"), stating that PFS had amended its plan for redeeming PFS's outstanding passbook savings and time certificates (the "Certificates") as described in the Notice to Depositors of Paceco Financial Services, Inc. dated October 10, 2000, which was attached as Exhibit 99.1 to PFS's Form 10-QSB filed on October 16, 2000 (the "Initial Notice"). The Initial Notice and the Supplemental Notice constitute the plan for redeeming the Certificates and are referred to herein as the "Plan." The amendment, among other things, provides a means by which the shares of PalWeb Corporation common stock ("PalWeb Shares") held by PFS can be "put" to Mr. Paul Kruger, PalWeb's Chairman, Chief Executive Officer and principal shareholder, and Mr. Kruger would agree to purchase the PalWeb Shares at prices sufficient to fully redeem the outstanding principal balances plus accrued interest to the date of redemptions in the Certificate Holders' accounts over approximately a four year period ending December 31, 2004.

        The Plan has been proposed by PFS to the holders of the investment certificates. PFS has requested a letter from the Oklahoma Department of Securities in connection with the Plan to the effect that the Department would not initiate any enforcement action if the Plan is implemented. As of the date hereof, the Department has not issued the requested letter.

LITIGATION

        On November 6, 2000, PalWeb entered into a settlement agreement with the plaintiffs in the case styled JAMES DUNEVANT AND SHANDA DUNEVANT, JAMES DUNEVANT, JR., KAYLYNN DUNEVANT, AND KATIE DUNEVANT, MINORS, BY THEIR NEXT FRIEND, SHANDA DUNEVANT, PLAINTIFFS, VS. WELLTECH EASTERN, INC. D/B/A KEY ENERGY DRILLING, A DELAWARE CORPORATION, MERCURY EXPLORATION COMPANY, INC., A TEXAS CORPORATION, AND COOPER MANUFACTURING CORP., AN OKLAHOMA CORPORATION pending in the 46th Judicial Circuit Court of Otsego County, Michigan whereby PalWeb has agreed to pay a total of $10,000 in exchange for a release of any and all liability PalWeb might have to the plaintiffs.

        On November 10, 2000, PalWeb entered into a settlement agreement with the plaintiff in the cases styled MICHAEL JOHN VS. PALWEB CORPORATION AND PAUL KRUGER pending in the 191st Judicial District of the District Court, Dallas County, Texas and MICHAEL JOHN VS. PALWEB CORPORATION, PAUL KRUGER AND LYLE MILLER pending in the 116th Judicial District of the District Court, Dallas County, Texas whereby the parties agreed settle the lawsuits in exchange for mutual releases.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        The following exhibits are filed herewith:


Exhibit No.     Description
-----------     -----------
99.1            Supplemental Notice to Investment Certificate Holders of Paceco
                Financial Services, Inc.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PALWEB CORPORATION



                                            By:     /s/ Paul A. Kruger
                                               --------------------------------
Date:  November 17, 2000                    Paul A. Kruger
                                            Chairman of the Board and President





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